Exhibit 10.3
THE TJX COMPANIES, INC.
FORM OF RESTRICTED STOCK UNIT AWARD
GRANTED UNDER STOCK INCENTIVE PLAN

[ ]

This certificate evidences an award (the “Award”) of restricted stock units granted to the grantee named below (“Grantee”) under the Stock Incentive Plan (the “Plan”) of The TJX Companies, Inc. (the “Company”). The Award is subject to the terms and conditions of the Plan, the provisions of which, as from time to time amended, are incorporated by reference in this certificate. Terms defined in the Plan are used in this certificate as so defined; terms not defined in the Plan shall have the meanings specified herein.

The Award consists of the right to receive, on the terms provided herein and in the Plan, one share of Stock with respect to each restricted stock unit forming part of the Award, subject to adjustment pursuant to Section 3 of the Plan.

1.	Grantee:	[ ]
2.	Number of Restricted Stock Units Subject to the Award:	[ ]
3.	Date of Award:	[ ]
4. Vesting and Settlement of Award: Except as provided in Section 5, the Award shall vest as follows: [ ]
As soon as practicable and in all events within [ ] days following the applicable Settlement Date, the Company shall transfer to Grantee (or, if Grantee has died, to Grantee’s Beneficiary) the shares of Stock underlying the vested portion of the Award.

5.Change of Control: Upon the occurrence of a Change of Control occurring while any portion of the Award is outstanding, the provisions of this Section 5 shall apply to the Award in lieu of the provisions of Section 4:

a)Upon consummation of the Change of Control, if the Committee does not provide for Rollover Awards as described in Section 5(b) below, any portion of the Award that was outstanding immediately prior to consummation of the Change of Control shall be deemed vested in its entirety.

b)The Committee in its discretion may, but shall not be required to, provide in connection with the Change of Control that, in lieu of the acceleration described in Section 5(a) above, the Award (including for purposes of this Section 5(b) any replacement award or any arrangement involving stock, cash or other property into which the Award may be converted or for which it may be exchanged in connection with the Change of Control) (the Award or any such replacement award or other arrangement, the “Rollover Award”) shall be continued on such terms and conditions as the Committee considers appropriate in the circumstances to reflect the transaction and consistent with Section 409A, subject to the following provisions of this Section 5(b). With respect to any Rollover Award, Section 4 shall be applied without modification, except that in the event of and upon a qualifying termination of Grantee’s employment occurring upon or within twenty-four months following the Change of Control, the Rollover Award shall provide for accelerated vesting of any unvested portion of the Rollover Award.

For purposes of this Section 5(b), “qualifying termination” shall mean either of the following: (i) an involuntary termination (other than for Cause) by the Company or a Subsidiary of Grantee’s employment with the Company and its Subsidiaries (including any successors thereto or affiliates of such successor) or (ii) a termination of Grantee’s employment by reason of death or Disability. If immediately prior to the Change of Control Grantee is party to an employment, severance or similar agreement with the Company or a Subsidiary, or is eligible to participate in a Company plan, in each case that has been approved by the Committee and that provides for severance or similar benefits upon a voluntary termination for “good reason” in connection with a change of control of the Company, a “qualifying termination” for purposes of this Section 5(b) shall also include a voluntary termination by Grantee for “good reason” (as defined in the applicable agreement or plan). [ ]

As soon as practicable and in all events within [ ] days following the applicable Settlement Date the Company shall transfer to Grantee (or, if Grantee has died, to Grantee’s Beneficiary) the shares of Stock underlying the vested portion of the Award; it being understood that if the Settlement Date is the Change of Control, the Company shall transfer such shares of

Stock immediately prior to the consummation of such Change of Control. All references to the Committee in this Section 5 shall be construed to refer to the Committee as constituted and acting prior to consummation of the Change of Control. For the avoidance of doubt, no Committee action permitted by this Section 5 will be treated as an action requiring Grantee’s consent under Section 10 of the Plan.

6.Termination of Employment: In the event of the termination of the employment of Grantee with the Company and its Subsidiaries for any reason prior to [ ], the Award, to the extent not then vested (taking into account any vesting by reason of the application of Section 4(b) or Section 5) and to the extent not previously forfeited, shall immediately and automatically be forfeited. Notwithstanding the foregoing, upon a termination of Grantee’s employment for Cause (as defined in the Plan) all portions of the Award then outstanding, whether vested or unvested, shall immediately and automatically be forfeited and cancelled in their entirety. For the avoidance of doubt, in determining Grantee’s entitlements, if any, under this Award, all determinations related to a termination of Grantee’s employment (including, but not limited to, the reason therefor) shall be made in accordance with Plan terms (including, but not limited to, Section 9 of the Plan or any successor provision). [ ]

7.Additional Forfeiture Conditions: [ ]

8.Certain Definitions: For purposes of this Award, the following definitions shall apply:

a)“409A Award Portion”: any portion of the Award that at the relevant time is subject to (and not exempt from) the applicable requirements of Section 409A.

b)“Beneficiary”: the beneficiary or beneficiaries designated by Grantee in writing, any such designation to be in such form, and delivered prior to Grantee’s death to such person at the Company, as may be specified by the Company, or, in the absence of any surviving beneficiary so designated, the legal representative of Grantee’s estate.

c)“Non-409A Award Portion”: any portion of the Award that at the relevant time is exempt from the requirements of Section 409A.

d)“Required Delay: a delay in the Settlement Date of six months and one day (or until death if earlier) in any case where settlement of the 409A Award Portion is due to separation from service (as defined below), if Grantee at the relevant time is a “specified employee” as determined in accordance with Section 409A and Company policy.

e)“Rollover Award”: as defined in Section 5(b) above.

f)“Section 409A”: Section 409A of the Code.

g)“Settlement Date”: the date on or following and by reference to which any vested restricted stock units subject to an Award are to be settled, if at all, in whole or in part, through the delivery of shares of Stock. [ ]

For the avoidance of doubt, in determining Grantee’s entitlements, if any, under this Award, all determinations related to Grantee’s termination of employment [ ] (including, but not limited to, the reason therefor) shall be made in accordance with Plan terms (including, but not limited to, Section 9 of the Plan or any successor provision).

9.Rights as Shareholder: Grantee shall have no voting or other shareholder rights in respect of any share of Stock subject to the Award except as provided in the following sentence. Grantee shall have the rights of a shareholder, including without limitation dividend rights, only as to those shares of Stock, if any, that are actually delivered under the Award.

10.Unsecured Obligation; No Transfers: The Award is unfunded and unsecured, and Grantee’s rights to any shares of Stock or other property (including cash) hereunder shall be no greater than those of an unsecured general creditor of the Company. The Award may not be assigned, transferred, pledged, hypothecated or otherwise disposed of, except for disposition at death as provided above, and will automatically lapse and be forfeited upon any attempt at any such assignment, transfer, pledge, hypothecation or other disposition.

11.Section 409A: The Award and the Dividend Equivalent Payment, if any, described in Section 13 below are intended to constitute arrangements that qualify for exemption from, or otherwise comply with, the requirements of Section 409A and shall be construed accordingly. For this purpose any termination of employment, retirement or correlative term applicable to a 409A Award Portion shall require a separation from service as defined in Section 409A. Notwithstanding the foregoing, neither the Company, nor any other person acting on behalf of the Company, will be liable to Grantee or any other person by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted with respect to the Award or the Dividend Equivalent Payment by reason of the failure of the Award or the Dividend Equivalent Payment to satisfy the applicable requirements of Section 409A in form or in operation.

12.Withholding: As a condition to the grant, vesting and settlement of this Award, Grantee shall, no later than the date as of which any shares of Stock or other amounts provided hereunder first become includable in the gross income of Grantee for U.S. Federal or other income tax purposes or as wages subject to employment taxes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any national, federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company in its discretion may, but need not, satisfy any withholding obligation by withholding a portion of the shares of Stock to be delivered to Grantee hereunder up to the maximum extent permitted under the Plan. Grantee understands that any individual tax, social contribution, or other liability that may arise in relation to this Award is solely Grantee’s (and not the Company’s or Subsidiary’s) responsibility and that such liability may exceed any amounts withheld. Grantee further understands that Grantee is solely responsible for filing any relevant documentation (including, without limitation, tax returns or reporting statements) that may be required in relation to this Award (including, without limitation, any such documentation related to the holding of shares of Stock or any bank or brokerage account, the subsequent sale of shares of Stock, or the receipt of any dividends). Grantee further acknowledges that the Company does not commit to and is under no obligation to structure the terms or any aspect of the Award to reduce or eliminate Grantee’s liability for taxes or other amounts due or to achieve any particular tax result. Grantee also understands that varying share of Stock or Award valuation methods may apply for purposes of tax calculations and reporting, and the Company assumes no liability in relation thereto.

13.Dividend Equivalent Payment: Upon the delivery of any shares of Stock in respect of any vested restricted stock units subject hereto, Grantee shall be entitled to a cash payment by the Company in an amount equal to the amount that Grantee would have received, if any, as a regular cash dividend had Grantee held such shares of Stock from the Date of Award to the date such shares of Stock are delivered hereunder, less all applicable taxes and withholding obligations. Any such payment shall be paid, if at all, without interest on the date such shares of Stock are delivered hereunder.

14.No Employment Rights or Other Entitlements: Grantee agrees that any awards under the Plan, including this Award and these terms and conditions, do not confer upon Grantee any right to continued employment with the Company or a Subsidiary, nor do they interfere in any way with the right of the Company or a Subsidiary to terminate the employment of Grantee at any time. Nothing contained in these terms and conditions shall be deemed to constitute or create a contract of employment, nor shall these terms and conditions constitute or create the right to remain associated with or in the employ of the Company or a Subsidiary for any particular period of time. Furthermore, this grant is made solely at the discretion of the Company, and these terms and conditions, the Plan, and any other Plan documents (i) are not part of Grantee’s employment contract, if any, and (ii) do not guarantee either Grantee’s right to receive any future grants under the Plan or the inclusion of the value of any grants in the calculation of severance payments, if any, upon termination of employment.

15.Compliance with Law: Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue any Stock pursuant to this Award, at any time, if the offering of the Stock covered by this Award, violates or is not in compliance with any laws, rules or regulations of the United States or any state or country. Furthermore, Grantee understands that, to the extent applicable, the laws of the country in which he/she is working at the time of grant, vesting, and/or settlement of this Award (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent settlement of this Award or may subject Grantee to additional procedural or regulatory requirements he/she is solely responsible for and will have to independently fulfill in relation to this Award, and that sales of Stock may be subject to restrictions under United States federal securities laws, and the laws, rules or regulations of any other relevant federal, state or local jurisdiction, and under Company policies including insider trading policies and procedures. Summaries of potentially applicable legal restrictions and requirements furnished in connection with the Plan, including in the Addendum and in the Prospectus for the Plan, are not intended to be exhaustive, and Grantee acknowledges that other rules may apply. The Company reserves the right to impose other requirements on Grantee’s participation in the Plan, and any Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable to comply with applicable law or facilitate the administration of the Plan.

16.Governing Law and Forum: Grantee acknowledges that the Plan is administered in the United States and the terms and conditions of this certificate shall be governed by and interpreted, construed, and enforced in accordance with the laws of the Commonwealth of Massachusetts without regard to its or any other jurisdiction's conflicts of laws provisions. For purposes of resolving any dispute that may arise directly or indirectly from this certificate, the parties hereby submit and consent to the exclusive jurisdiction of the Commonwealth of Massachusetts in the United States and agree that any litigation shall be conducted only in the United States District Court for the District of Massachusetts or a court of the Commonwealth of Massachusetts.

17.Other: The provisions of this Award are severable, and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable. To the extent applicable, the international and country-specific terms and conditions in the attached Addendum shall apply to this Award. By signing this Award in the space indicated below, Grantee hereby acknowledges and agrees as follows: (i) that Grantee has received the Plan text and will become a party to and be subject to the terms of the Plan; (ii) that Grantee’s abovementioned participation is voluntary and that Grantee has not been induced to participate by expectation of employment or continued employment; and (iii) that Grantee has reviewed the terms and conditions set forth in this certificate, including the attached Addendum, and that this Award shall be deemed to satisfy fully any entitlement to receive a grant or grants of any stock options, stock awards or other equity-based awards that Grantee may have under an employment or similar agreement, including but not limited to an offer letter or other contract for employment, a restrictive covenant or similar agreement, or any other agreement with, or a policy or practice of, the Company or its Subsidiaries.

THE TJX COMPANIES, INC.

                        BY:
                         ______________________________

Agreed:    ______________________________

Date:

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